                                                               Exhibit 3(b)










                                    By-Laws




                           Amended December 20, 1994









                               Amoco Corporation

                               Amoco Corporation

                                Index to By-Laws


   Description                                                          Page

   Article I - Shareholders

        Section    1.    Annual Meeting                                   1
        Section    2.    Special Meetings                                 1
        Section    3.    Notice of Meetings                               1
        Section    4.    Location                                         1
        Section    5.    Quorum                                           1
        Section    6.    Adjournment                                      1
        Section    7.    Organization                                     1
        Section    8.    Voting                                           2
        Section    9.    List of Shareholders                             2


   Article II - Directors

        Section    1.    Number                                           3
        Section    2.    Term of Office                                   3
        Section    3.    Vacancies                                        3
        Section    4.    Annual Meeting of Board                          3
        Section    5.    Regular Meetings                                 3
        Section    6.    Special Meetings                                 3
        Section    7.    Adjournments                                     3
        Section    8.    Quorum                                           3
        Section    9.    Chairman                                         4
        Section   10.    Place of Meeting                                 4


   Article III - Committees

        Section    1.    Designation of Committees                        4
        Section    2.    Executive Committee                              4

   Article IV - Officers

        Section    1.    Titles, Election, Appointment and Tenure         4
        Section    2.    Powers                                           4
        Section    3.    Chairman of the Board                            5
        Section    4.    Corporate Secretary and Assistant Corporate
                            Secretaries                                   5
        Section    5.    Treasurer and Assistant Treasurers               5
        Section    6.    Controller and Assistant Controllers             6

   Article V - Shares

        Section    1.    Form                                              6
        Section    2.    Transfer and Cancellation of Shares               6
        Section    3.    Regulations                                       7
        Section    4.    Fixing Dates of Record                            7
        Section    5.    Shareholder Addresses                             7


   Article VI - Corporate Seal                                             7


   Article VII - Fiscal Year                                               7


   Article VIII - Indemnification of Directors, Officers and Others        8


   Article IX - Emergency By-Laws

        Section    1.    Applicability                                     9
        Section    2.    Emergency Meeting                                 9
        Section    3.    Substitute Directors                              9
        Section    4.    Extreme Emergency                                10
        Section    5.    Power/Substitute Officers                        10
        Section    6.    Term                                             10


   Article X - Amendments to By-Laws                                      10

                               Amoco Corporation

                                    By-Laws

                                   Article I
                                  Shareholders

        Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the fourth Tuesday in April of each year for the purpose of electing directors and for the transaction of other business.

        Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, or by a majority of the actual number of directors elected and qualified from time to time. The business of any such special meeting shall be confined to the subject or subjects specified in the notice thereof.

        Section 3. Notice of Meetings. Notice of each meeting of shareholders stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Corporate Secretary to each shareholder of record entitled to vote at such meeting, at such address as appears upon the books of the Corporation, at least ten (10) days and not more than sixty (60) days before the date of the meeting.

        Section 4. Location. Meetings of the shareholders shall be held at such location as shall be determined with respect to any such meeting by resolution of the Board of Directors, except that the Chairman of the Board shall determine the location of any special meeting of the shareholders which is called by the Chairman of the Board.

        Section 5. Quorum. At any shareholders meeting the holders of a majority of the voting power of each class of the issued and outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

        Section 6. Adjournment. Any meeting of shareholders may adjourn from time to time and no further notice of such adjourned meeting or meetings shall be necessary unless a new record date is set. If at any such meeting there shall be no quorum, a majority in interest of the shareholders attending in person or by proxy may adjourn the meeting from time to time without further notice until a quorum shall attend.

        Section 7. Organization. The Chairman of the Board, or in his or her absence a Vice Chairman or the President of the Corporation, or in the absence of all of them a director appointed by a majority of the directors present, shall preside as Chairman of meetings of the shareholders. The Chairman of the meeting shall have the power and the duty to preserve order and to ensure that the meeting is properly conducted and that the shareholders, both present and absent, are treated fairly and in good faith. Without limiting the generality of the foregoing, the Chairman of

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   the meeting may in his or her discretion declare any proposal to be out of order if notice of such proposal was not given to the Chairman, the Corporate Secretary or the Board of Directors at least thirty (30) days in advance of the meeting. The Corporate Secretary shall act as Secretary of all meetings of shareholders or, if absent, the Chairman of the meeting may appoint a Secretary.

        Section 8. Voting. At all meetings of the shareholders each shareholder shall be entitled to one vote for each share registered in such shareholder's name at the close of business on the date of record fixed by the Board of Directors, or, if any holder acquires title to a share after that date, such holder shall be entitled to one vote for each share for which such holder has received a proxy from the shareholder of record. Such vote may be given in person or by proxy duly executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. The election of directors shall be decided by a plurality of the votes cast by the shares entitled to vote in the election. Action on a matter other than the election of directors is approved if the number of shares cast "for" the proposal exceeds the number of shares cast "against" the proposal, unless otherwise provided by statute or by the Articles of Incorporation. The Board of Directors shall prescribe rules and regulations for voting, consistent with the laws of Indiana and these By-Laws, and shall appoint inspectors to collect and count the votes and cause the result of a vote on any matter voted upon to be entered in the minutes of the shareholders' meeting. The inspectors shall also pass upon the qualification of voters, the validity of proxies, and the acceptance or rejection of votes. No person who is a candidate for the office of director shall act as inspector with respect to a vote for election of directors. The Corporate Secretary shall keep true records of the votes on election of directors and other proceedings at shareholders meetings, but it shall not be necessary to record at length upon such records the names of the shareholders voting, and only the totals of the votes cast "for," "against" or "abstain" on any proposition voted upon by the shareholders need be recorded.

        Section 9. List of Shareholders. The Corporate Secretary shall make, at least five (5) business days before each shareholders meeting, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation, and subject to inspection by any shareholder for a proper purpose. Such list shall be produced and kept open at the time and place of the meeting and subject to inspection by any shareholder during the holding of such meeting. The original stock register or transfer record (which may be maintained on magnetic tape or other electrical storage form), or a duplicate thereof or printout therefrom, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock register or transfer record, or to vote at the meeting of shareholders.

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                                   Article II
                                   Directors

        Section 1. Number. The Board of Directors shall consist of at least twelve (12) and not more than twenty (20) persons, as fixed from time to time by the Board of Directors.

        Section 2. Term of Office. The members of the Board of Directors shall consist of three (3) classes of membership as nearly equal in number as practicable, as determined by the Board of Directors. The successors of the class of directors whose term expires at any annual meeting shall be elected to hold office for a term of three (3) years expiring at the annual meeting of shareholders to be held in the third year following the year of election. The Board of Directors may adopt from time to time a director retirement or other tenure policy.

        Section 3. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created directorships resulting from an increase in the number of directors shall be filled by a majority vote of the remaining directors then in office, and any directors so chosen shall hold office for the remainder of the full term of the class of director in which the vacancy occurred or in which the new directorship was created. No decrease in the number of directors shall shorten the term of any incumbent director.

        Section 4. Annual Meeting of the Board. After each annual meeting of shareholders, the directors shall meet forthwith for the transaction of business. No prior notice of such meeting shall be required.

        Section 5. Regular Meetings. Regular meetings of the Board shall be held, without notice, at the office of the Corporation at 200 East Randolph Drive, Chicago, Illinois, at such times as may be fixed from time to time by resolution of the Board.

        Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in his or her absence by a Vice Chairman or the President of the Corporation, or in the absence of all of them by any director, upon at least twenty-four (24) hours prior notice to each director, either personally or by mail or telegram. Special meetings shall be called by the Chairman of the Board, or the Corporate Secretary, in like manner and on like notice on the written request of four directors.

        Section 7. Adjournments. If less than a quorum is present at any meeting, those directors present may adjourn from time to time until a quorum shall be present.

        Section 8. Quorum. A majority of the actual number of directors elected and qualified from time to time, and for the time being in office, shall be necessary to constitute a quorum for the transaction of any

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   business, and the  act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Articles of Incorporation or these By-Laws.

        Section 9. Chairman. At all meetings of the Board, the Chairman of the Board, or in his or her absence a Vice Chairman or the President of the Corporation, or in the absence of all of them a chairman pro tem chosen by the directors present, shall preside.

        Section 10. Place of Meeting. The Board of Directors may, at their option, hold any special meeting at any place, either within or outside the State of Indiana.

                                  Article III
                                   Committees

        Section 1. Designation of Committees. The Board may from time to time, by resolution adopted by a majority of the directors then in office,
   (i) designate any three (3) or more of its members to constitute an Executive Committee and specify the number of directors which shall constitute a quorum for the transaction of any business, (ii) designate any one (1) or more of its members to constitute any other Committee, and
   (iii) designate or change the functions and authority of, fill any vacancies on, change the members on, or terminate the existence of any such Committee.

        Section 2. Executive Committee. During the intervals between meetings of the Board, and subject to such limitations as may be required by resolution of the Board, the Articles of Incorporation, these By-Laws or applicable law, the Executive Committee shall have and may exercise all of the authority of the Board.

                                   Article IV
                                    Officers

        Section 1. Titles, Election, Appointment and Tenure. The Board of Directors shall elect a Chairman of the Board, a Corporate Secretary, a Treasurer, and a Controller and may elect such other officers with such titles as the resolutions of the Board electing them shall designate. The Chairman of the Board is authorized to appoint officers of the Corporation to offices other than Vice Chairman, President and those offices specified above. Each officer shall hold office until his or her resignation, removal, death, retirement or termination of employment with the Corporation. The Board of Directors, (or, for officers appointed by the Chairman, the Chairman) may remove any officer, either with or without cause, at any time.

        Section 2. Powers. All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in these By-Laws, the resolutions of

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   the Board of Directors electing them or the documents appointing them, and shall have such additional authority and duties as are incident to their offices except to the extent that such resolutions or documents of appointment may be inconsistent therewith.

        Section 3. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors, shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the shareholders and of the directors. Subject to the direction of the Board, he or she shall have and exercise general charge and supervision over the business and affairs of the Corporation.

        Section 4. Corporate Secretary and Assistant Corporate Secretaries. The Corporate Secretary shall attend all meetings of the shareholders and the Board of Directors and shall record and keep minutes thereof in books provided for the purpose; shall attend to the giving of all required notices of meetings of the directors and shareholders; shall have the care and custody of the corporate seal, minute books, and other books, documents and records pertaining to the Corporate Secretary's office and may authenticate records of the Corporation; shall sign, with the proper officers such contracts and other documents as may require the Corporate Secretary's signature and shall, in proper cases, affix the corporate seal thereto; shall, from time to time, render to the Board of Directors and the Chairman of the Board such statements and reports pertaining to the Corporate Secretary's office and duties as they may require; and shall perform such other duties as may be assigned to him or her by the Board or the Chairman of the Board. An Assistant Corporate Secretary may perform any duties of the Corporate Secretary in the absence of the Corporate Secretary, or whenever requested by the Corporate Secretary, and shall perform such other duties as may be assigned to him or her by the Board or the Chairman of the Board. In the absence of the Corporate Secretary and of all Assistant Corporate Secretaries, minutes of any meetings may be kept by a secretary pro tem appointed for that purpose by the presiding officer.

        Section 5. Treasurer and Assistant Treasurers. The Treasurer, under such general supervision as may be determined by the Chairman of the Board, shall have custody of and account for all monies, securities, property and funds of the Corporation which may come into the Treasurer's possession; shall supervise the handling of cash receipts, disbursements, and balances, maintain proper relationships with banks and other financial agencies, and shall render such accounts and statements to the Board of Directors as they may require; shall deposit all checks, drafts, and funds of the Corporation in such bank or banks and in such manner as may be designated by the Board or the Chairman of the Board; shall upon request exhibit the Treasurer's books and accounts to any director, and to such other person or persons as the Board or the Chairman of the Board may direct; shall endorse for collection on behalf of the Corporation checks, bills, notes and other negotiable instruments and shall sign similar instruments issued by the Corporation; shall make disbursements of

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   corporate funds  upon  appropriate vouchers  audited and  approved by  the
   Controller; may, with the approval of the Board or the Chairman of the Board, delegate by power of attorney or other suitable method, authority to other officers, agents or employees of the Corporation to sign or endorse on behalf of the Corporation bills, notes, checks, vouchers, orders or other instruments pertaining to monies, funds or property of the Corporation from time to time in the custody of the Treasurer; and shall perform generally all duties incident to the office of Treasurer, subject to the direction of the Board or the Chairman of the Board. An Assistant Treasurer may perform any duty of the Treasurer in the absence of the Treasurer, or whenever requested by the Treasurer.

        Section 6. Controller and Assistant Controllers. The Controller, under such general supervision as may be determined by the Chairman of the Board, shall have general charge and responsibility for the accounting affairs of the Corporation, the keeping of the corporate, general and cost accounting books and records of the Corporation, and other documents and papers necessary to properly reflect the business and corporate transactions upon the books of the Corporation. An Assistant Controller may perform any duties of the Controller in the absence of the Controller, or whenever requested by the Controller.

                                   Article V
                                     Shares

        Section 1.  Form.
        (a) Shares of the Corporation may be issued with or without certificates, as determined by the Board of Directors from time to time. All shares of the same class or series shall have the same rights, preferences, qualifications, limitations and restrictions as other shares of the same class or series regardless of whether such shares are represented by certificates.
       (b) Certificates for shares of the Corporation shall be in such form as shall be approved by the Board and shall be signed by the Chairman of the Board and the Corporate Secretary, whose signatures thereon may consist of printed facsimiles. Each certificate shall be countersigned by any authorized transfer agent, and by any authorized registrar, whose signatures thereon may consist of printed facsimiles. Certificates shall be numbered consecutively as issued within each class of shares, and the name of the registered holder, the number of shares, and the date of issuance shall be entered in the proper books of the Corporation.

        Section 2. Transfer and Cancellation of Shares. Shares shall be transferable at the office of any authorized transfer agent, and on the books of the Corporation by the record holder thereof in person, or by the record holder's duly authorized attorney appointed in writing. Except as herein provided, no certificate for shares shall be issued in lieu of a former certificate until such former certificate shall have been surrendered and canceled. A new certificate may be issued in the name of the appropriate State Officer or Office without surrender of the original

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   certificate  for  shares  presumed   abandoned  under  the  provisions  of
   applicable State escheat or abandoned property statutes. With respect to certificates alleged to have been lost, stolen, or destroyed, a new certificate may be issued in the name of the record holder (or legal representative of the record holder) without surrender of the original certificate, but only upon production of such evidence of the loss, theft, or destruction of the original certificate, and upon delivery to the Corporation of a bond of indemnity in such amount and upon such terms as the Corporation, in its discretion, may require.

        Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient from time to time concerning the issuance, transfer and registration of certificates for shares of the Corporation.

        Section 4. Fixing Dates of Record. The Board of Directors may, by resolution, fix, in advance, a date not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and, subject to the provision of Section 8 of Article I hereof, to vote at any such meeting, or to receive payment of such dividend, or to receive such allotment of rights or exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

        Section 5. Shareholder Addresses. Every shareholder shall furnish the Corporate Secretary with an address to which notices of meetings of the shareholders and all other notices may be served or mailed, and in default thereof notices may be addressed to the shareholder's last known address.

                                   Article VI
                                 Corporate Seal

   The Corporation's corporate seal shall be a circular impression bearing the words "Amoco Corporation" and the date "1889" around the margin and the word "Indiana" in the center.

                                  Article VII
                                  Fiscal Year

   The fiscal year of the Corporation shall be the calendar year.

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                                  Article VIII
               Indemnification of Directors, Officers and Others

   To the extent not inconsistent with Indiana law as in effect from time to time, every person (and the heirs, executors and administrators of such person) who is or was a director or officer of the Corporation shall in accordance with the provisions of this Article be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim, action, suit or proceeding; provided that such director or officer is wholly successful with respect thereto or acted in good faith, in what he or she reasonably believed to be either in the best interests of the Corporation or, for matters outside the person's official capacity, not opposed to the Corporation's best interests; and, in addition, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. "Claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, or threat thereof, in which a director or officer of the Corporation (or his or her heirs, executors or administrators) may become involved, as a party or otherwise:

         (a) by reason of such person being or having been a director or officer of the Corporation, or of any subsidiary corporation of the Corporation, or of any other corporation which he or she served as such at the request of the Corporation and of which the Corporation directly or indirectly is a shareholder or creditor, or in which, or in the stocks, bonds, securities or other obligations of which, it is in any way interested, or

         (b) by reason of such person acting or having acted in any capacity in a corporation, partnership, association, trust, foundation, not-for-profit corporation or other organization or entity where he or she served as such at the request of the Corporation, or

         (c) by reason of any action taken or not taken by such person in any such capacity, whether or not he or she continues in such capacity at the time such liability or expense shall have been incurred.

   The terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, a director or officer, but shall not in any event include any liability or expenses on account of profits realized by him or her in the purchase or sale of securities of the Corporation. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a

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   director or officer  did not meet  the standards of  conduct set forth  in this Article.  The determination of whether indemnification is permissible
   hereunder,  and  any  reimbursement   of  expenses  in  advance  of  final
   disposition of a proceeding, shall be made in accordance with the procedures set forth in the Indiana Business Corporation Law at the time in effect.

   The rights of indemnification provided in this Article shall be in addition to any rights to which any such director or officer may otherwise be entitled by contract or as a matter of law. Persons who are not directors or officers of the Corporation but are employees of the Corporation or any subsidiary or are directors or officers of any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

   Irrespective of the provisions of this Article, the Board of Directors may, at any time or from time to time, approve indemnification of directors and officers or other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law at the time in effect, whether on account of past or future transactions.

   To the extent not inconsistent with Indiana law as in effect from time to time, the Board of Directors may, at any time or from time to time, approve the purchase and maintenance of insurance on behalf of any such director, officer or other person against any liability asserted against him or her in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the Corporation or any corporation, partnership, association, trust, foundation, not-for-profit corporation or other organization or entity which he or she served as such at the request of the Corporation, whether or not the Corporation would have the power to indemnify him or her under the provisions of this Article.

                                   Article IX
                               Emergency By-Laws

        Section 1. Applicability. This Article shall apply only during an emergency which is defined for purposes hereof as any period of time during which an extraordinary event prevents a quorum of the Board of Directors from assembling in time to deal with the business for which the meeting has been or is to be called.

        Section 2. Emergency Meeting. After the extraordinary event giving rise to the emergency has occurred, any director may call an emergency meeting by giving at least twenty four (24) hours advance notice thereof in whatever manner is reasonably calculated to give actual notice to those directors whom it is practicable to reach.

        Section 3. Substitute Directors. A majority of directors present at such emergency meeting may appoint substitute directors (i) from a list of Emergency Directors approved in advance of the emergency by a majority of

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   the directors then  in office, and  (ii) from among  any of the  following
   officers  of the  Corporation:   Senior  Vice  President, Vice  President,
   Treasurer and Controller. Each substitute director so appointed shall be treated for all purposes as a director, and such appointment shall expire upon cessation of the emergency giving rise to such appointment.

        Section 4. Extreme Emergency. If the emergency is of such a nature that none of the directors is available or able to call a meeting in accordance with Section 2 above, then (i) all of the Emergency Directors on the list established in accordance with Section 3 above shall be automatically deemed to be substitute directors, (ii) any of the Emergency Directors may call an emergency meeting in accordance with the procedure set forth in Section 2 above, (iii) any three (3) of the Emergency Directors shall constitute a quorum at such meeting, and (iv) a majority of the Emergency Directors at such meeting may appoint additional substitute directors from among the officers and employees of the Corporation and its subsidiaries.

        Section 5. Power/Substitute Officers. Each substitute director appointed under this Article shall be treated for all purposes as a regular director, and the Board of Directors constituted under this Article shall have all of the powers of the regular Board. The Board of Directors constituted hereunder may appoint substitute officers to have the powers and to carry out the duties of any officers of the Corporation who are unavailable because of the emergency.

        Section 6.    Term.   The  term of  any  substitute director  or  any
   substitute officer appointed under this Article shall expire automatically upon the cessation of the emergency giving rise to the appointment.


                                   Article X
                             Amendments to By-Laws

   These By-Laws, or any of them, may be altered, amended or repealed by resolution of the Board of Directors adopted by affirmative vote of a majority of the directors then in office.

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